UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    November 13, 2009

OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)
Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      REGULATION FD DISCLOSURE

Basis of Presentation

The information furnished in this Current Report on Form 8-K provides supplemental information regarding OSI Restaurant Partners, LLC’s (the “Company’s”) results for the three and nine months ended September 30, 2009 and 2008 and should be read in conjunction with the financial statements and notes thereto and the other information included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Form 10-Q”).  The results for the three and nine months ended September 30, 2009 and 2008 are not necessarily indicative of a full year’s results.  Generally accepted accounting principles in the United States (“U.S. GAAP”) require management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results may vary materially from these estimates and assumptions.

Certain of this information will be discussed in the Company’s conference call being held on Monday, November 16, 2009 at 10:00 a.m. EST.  This report includes the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measure referenced during the conference call.

The Company’s portfolio of brands consists of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, and Roy’s.  The Company’s restaurant system operates in 49 states and 21 countries internationally as of September 30, 2009.

Third Quarter – Comparable Store Sales

Comparable store sales for the Company’s significant restaurant brands for the quarter ended September 30, 2009 compared to the same quarter in 2008 changed by approximately:

Quarter ended September 30, 2009	Company - owned	Franchise and development joint venture (1)	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouse	-10.7%	-13.9%	-11.1%
Carrabba’s Italian Grill	-7.5%	n/a	-7.5%
Bonefish Grill	-5.8%	-5.8%	-5.8%
Fleming’s Prime Steakhouse and Wine Bar	-18.0%	n/a	-18.0%
_________________
(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the Company’s restaurant system, which management believes is important information about the Company’s restaurant brands.

Reconciliation of Net Loss Attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR

EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA (a measure the Company is required to report to its lenders, calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non–cash expenses and significant non–recurring items) and Adjusted EBITDAR (Adjusted EBITDA before rent expense) are supplemental measures of profitability that are not required by or presented in accordance with U.S. GAAP.  They are not measurements of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.  The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDAR provide investors with helpful information about the Company’s operations, cash flows and ability to meet its future debt service, capital expenditures and working capital requirements.

Reconciliation of Net Loss Attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR (continued)

The following table reconciles net loss attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the three and nine months ended September 30, 2009 and 2008 (in thousands):

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss attributable to OSI Restaurant Partners, LLC	$(20,196)	$(46,637)	$(24,110)	$(232,999)
Benefit from income taxes	(20,646)	(35,256)	(33,933)	(66,738)
Interest expense, net	23,761	35,135	73,447	102,475
Depreciation and amortization	36,432	47,548	126,283	141,589
EBITDA	$19,351	$790	$141,687	$(55,673)

Impairments, closings and disposals (1)	14,760	16,851	146,429	202,167
Stock-based and other compensation expense (2)	10,411	2,901	41,332	19,327
Non-cash rent expense (3)	4,316	6,863	16,580	20,928
(Income) loss from operations of unconsolidated affiliates, net (4)	(538)	1,366	(655)	(1,879)
Transaction costs (5)	-	196	-	1,461
Pre-opening expense (6)	753	3,752	3,084	10,309
Management fee (7)	2,439	2,600	7,341	7,273
Unusual and non-recurring expenses (8)	2,043	5,635	(120,545)	5,224
Other, net (9)	(6,408)	12,708	(5,202)	20,651
Adjusted EBITDA	$47,127	$53,662	$230,051	$229,788

Cash rent (10)	46,794	45,757	137,148	138,510
Adjusted EBITDAR	$93,921	$99,419	$367,199	$368,298
_________________
(1)
Represents the elimination of non-cash impairment charges of $11,078,000 and $161,589,000 for goodwill, $43,741,000 and $6,499,000 for intangible assets and $75,724,000 and $32,608,000 for fixed assets for the nine months ended September 30, 2009 and 2008, respectively, cash and non-cash expense from restaurant closings, impairment charges for investments in and advances to unconsolidated affiliates and net gains or losses on the sale of fixed assets.  The fixed asset and intangible asset impairment charges noted above for the nine months ended September 30, 2009 include a $45,962,000 impairment charge to reduce the carrying value of the assets of the Cheeseburger in Paradise concept to their estimated fair market value.  In September 2009, this concept was sold to Paradise Restaurant Group, LLC (“PRG”), but the Company continues to consolidate PRG as it represents a variable interest entity for which the Company is the primary beneficiary.

(2)
Includes ongoing Partner Equity Plan (“PEP”) expense (net of certain PEP distributions) of $10,119,000 and $12,382,000, expenses associated with the vesting of restricted stock and other non-cash charges (net of certain cash distributions) related to compensation programs provided to management, area operating partners and/or restaurant general managers of $25,131,000 and $12,529,000 and expense (income) incurred as a result of gains (losses) on PEP deferred compensation participant investment accounts of $6,082,000 and ($5,584,000) for the nine months ended September 30, 2009 and 2008, respectively.

(3)
Represents the amortization of favorable and unfavorable leases as well as the difference between straight-line and cash rent expenses.  Includes approximately $4,563,000 and $5,294,000 of non-cash rent expense related to the Company’s sister company, Private Restaurant Properties, LLC (“PRP”), for the nine months ended September 30, 2009 and 2008, respectively.

(4)	Represents the elimination of (income) loss from operations of unconsolidated affiliates, net of dividends and distributions received, if any.
(5)	Represents the non-recurring fees incurred as a result of the merger transaction on June 14, 2007 and subsequent related filings.
(6)	Reflects the elimination of employee travel, training, legal and other costs incurred prior to the opening of new restaurants.
(7)	Represents the management fees and expenses paid to a management company owned by affiliates of Bain Capital Partners, LLC, Catterton Partners and Company founders.
(8)
Includes a $158,061,000 gain on extinguishment of debt, a $24,500,000 loss related to our guarantee of an uncollateralized line of credit for our Roy’s joint venture partner, severance, non-recurring compensation program expense, certain bad debt expenses and expenses related to legal claims for the nine months ended September 30, 2009.  Includes expenses from a non-recurring compensation program, hurricane property and inventory loss, certain non-cash insurance expenses and gains resulting from a one-time reversal of an accrual for gift certificates for the nine months ended September 30, 2008.

(9)
Includes foreign currency transaction (gain) loss of ($11,000) and $10,172,000 for the nine months ended September 30, 2009 and 2008, respectively, (gain) loss on the cash surrender value of life insurance of ($5,927,000) and $8,710,000 for the nine months ended September 30, 2009 and 2008, respectively, gains and losses on diesel fuel and natural gas derivative instruments and franchise tax expense.

(10)
Includes cash rent paid to PRP, exclusive of any amounts included in pre-opening expense above, of approximately $52,435,000 and $53,480,000 for the nine months ended September 30, 2009 and 2008, respectively.

Cost Savings Initiatives Adjustment to Adjusted EBITDA

The Company’s definition of Adjusted EBITDA per its Credit Agreement permits the Company to include the pro forma effects of certain cost savings initiatives, limited to those implemented within the first eighteen months after June 14, 2007, as if those initiatives had been in place for the last four fiscal quarters. The following table calculates the EBITDA adjustment from the Company’s cost savings initiatives, net of actual benefits realized, for the twelve months ended September 30, 2009:

			Pro Forma
			Cost Savings Initiatives
		Pro Forma	EBITDA Adjustment
	Savings to	Twelve-Month	Twelve Months Ended
Cost Savings Category (in millions):	Date (4)	Run-Rate (5)	September 30, 2009 (6)
Food (1)	$18.5	$27.7	$9.2
Labor (2)	29.2	36.2	7.0
Other (3)	20.6	25.0	4.4
Total Cost Savings	$68.3	$88.9	$20.6
__________________
(1)	Cost savings realized and projected from specific menu item changes.
(2)	Cost savings realized and projected from initiatives to reduce restaurant labor hours.
(3)	Cost savings realized and projected from supplier contract negotiations and other supply chain efficiency initiatives.
(4)
Realized savings for the trailing twelve months ended September 30, 2009.  Realized savings are not necessarily indicative of the pro forma twelve-month run-rate since these food, labor and other initiatives were not in place for the entire trailing twelve months ended September 30, 2009.

(5)	Pro forma cost savings from the food, labor and other initiatives as if they had been in place for the entire twelve-month period ended September 30, 2009.
(6)	Portion of the pro forma cost savings run-rate not yet realized in the last twelve months financial statements; EBITDA adjustment is limited to $20,000,000 (see below).

Based on the costs savings initiatives adjustment to Adjusted EBITDA calculated above, the Company’s pro forma Adjusted EBITDA for purposes of the Credit Agreement is as follows:

Pro Forma Adjusted EBITDA (in millions):
Adjusted EBITDA, last 12 months	$302.9
Cost savings initiatives adjustment (1)	20.0
Pro forma Adjusted EBITDA	$322.9
_________________
(1)	Cost savings initiatives adjustment is limited to $20,000,000 per the Consolidated EBITDA definition in the Company’s Credit Agreement.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on the current expectations of management.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments since it is significantly leveraged as a result of the merger transaction on June 14, 2007; inflation; increases in unemployment rates; increases in labor and insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of our prices); consumer reaction to public health issues such as an outbreak of H1N1 flu (swine flu); consumer perception of food safety; local, regional, national and international economic conditions; the seasonality of the Company’s business; demographic trends; the cost of advertising and media; and government actions and policies.  Further information on potential factors that could affect the financial results of the Company is included in its Annual Report on Form 10-K filed with the SEC on March 31, 2009 and in its Form 10-Q. The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: November 13, 2009	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer